SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

July 15, 2011

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described more fully under Item 2.03 below, which description is incorporated herein by reference, on July 14, 2011, Cimarex Energy Co. (“Cimarex”) entered into a $800 million senior unsecured Credit Facility with JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, N.A. and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Union Bank, N.A. and BBVA Compass Bank, as Co-Documentation Agents and the other Lenders listed on the signature pages thereto (the “Lenders”), that will mature on July 14, 2016.  A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                                             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 14, 2011, Cimarex entered into a Credit Agreement with the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders (the “Credit Agreement”).  The Credit Agreement provides for a senior unsecured revolving credit facility with an initial aggregate commitment from the Lenders of $800 million (with an $80 million sub-limit for letters of credit) and an initial borrowing base of $2 billion.  The borrowing base is subject to redetermination each April, beginning in April 2012.  In addition to the scheduled redeterminations, each of the Lenders and Cimarex is permitted to request one additional redetermination of the borrowing during any 12-month period.  The term of the Credit Agreement expires on July 14, 2016.

At Cimarex’s option, borrowings under the Credit Agreement may bear interest at either:

a)              a London Interbank Offered (“LIBO”) rate plus 1.75 to 2.50 percent, based on the leverage ratio, or

b)             the higher of (i) a prime rate, (ii) the federal funds effective rate plus 0.50 percent, or (iii) a LIBO rate plus 1.00 percent plus, in each case, an additional 0.75 to 1.5 percent, based on the leverage ratio.

Unused borrowings are subject to a commitment fee of 0.375-0.50 percent, based on the leverage ratio.

The Credit Agreement imposes customary financial and non-financial covenants on Cimarex, including the financial obligations to maintain:

a)              a leverage ratio of total debt to earnings, before interest taxes depreciation and amortization (“EBITDA”) of not more than 3.5 to 1 and

b)             a minimum ratio of consolidated current assets, including the unused amount of the total commitments, to consolidated current liabilities of 1.0 to 1.0.

Outstanding borrowings under the Credit Agreement are subject to acceleration upon the occurrence of specified events of default, including:

a)              Material falsity of any representation or warranty made by or on behalf of Cimarex or any subsidiary;

b)             Nonpayment of any obligation under the Credit Agreement within the relevant time period specified therein;

c)              Breaches of Credit Agreement provisions by Cimarex that do not constitute defaults but are not remedied within 30 days after written notice;

d)             Failure by Cimarex or any subsidiary to make any payment in respect of any other indebtedness with an aggregate principal amount of $50 million or more, or any event occurs that permits or causes the acceleration of other material indebtedness;

e)              Bankruptcy of Cimarex or any subsidiary;

f)                Appointment of a receiver, trustee, examiner, liquidator or similar official for Cimarex, any subsidiary or any substantial portion of its property, which appointment continues undischarged for a period of 30 consecutive days;

g)             Failure by Cimarex or any subsidiary to pay or comply with specified judgments involving liability of $50 million or more within 30 days;

h)             Any change in control of Cimarex; and

i)                 The loan documents cease to be in full force and effect, or cease to create valid and perfected liens on the collateral pledged pursuant to the Credit Agreement except as permitted in the Credit Agreement.

A default under the Credit Agreement would permit the Lenders to impose interest at the applicable default rate on outstanding borrowings.

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC were Joint Lead Arrangers for the Credit Agreement.  In addition, certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

D.     Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of July 14, 2011, among Cimarex, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: July 15, 2011	By:	/s/ Thomas A. Richardson
Thomas A. Richardson,
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of July 14, 2011, among Cimarex, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders.